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                                                                  EXHIBIT 10.1.1

                              AMENDMENT ONE TO THE
                        FIRST COMMUNITY BANCSHARES, INC.
                             1999 STOCK OPTION PLAN


     WHEREAS, First Community Bancshares, Inc. (the "Corporation") by action of its Board of Directors, adopted the First Community Bancshares, Inc. 1999 Stock Option Plan (the "1999 Plan"), effective January 1, 1999;

     WHEREAS, the right to amend the 1999 Plan is reserved to the Corporation's Board of Directors pursuant to Section 3.3 of the 1999 Plan; and

     WHEREAS, the Board of Directors desires to amend the1999 Plan;

     NOW, THEREFORE, pursuant to said Section 3.3, effective March 16, 2004, the 1999 Plan is amended as follows:

     Subsection (d) of Article V of the 1999 Plan is hereby amended and replaced in its entirety by the following:

     TERM OF OPTIONS. Vested Options granted pursuant to the Plan shall be exercisable at any time on or after they vest provided such exercise occurs not later than ninety (90) days following the date the grantee's employment with the Corporation terminates. Notwithstanding the foregoing, if the grantee's employment with the Corporation terminates due to his or her retirement, death or disability (as determined by the Board), such Vested Options must be exercised by the grantee, the grantee's legatee or legatees under his or her last will and testament, or by the grantee's executors, personal representatives or distributees not later than the fifth (5th) anniversary of the date of the grantee's death, retirement or termination of employment with the Corporation due to disability. Any option not exercised within such period shall be deemed cancelled.

In all other respects, the terms of the 1999 Plan remain unchanged.

Dated this 16th day of March, 2004.



                        FIRST COMMUNITY BANCSHARES, INC.


                      By:
                         -------------------------------------

                         Its:
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